UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  January 23, 2013
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2013, the Board of Directors of Diebold, Incorporated (the “Company”) and Charles E. Ducey, Jr. agreed that Mr. Ducey would step down as Executive Vice President, North American Operations, effective immediately.
Mychal D. Kempt has been appointed to Vice President, North American Operations, and will be responsible for leading the Company's financial self-service operations in the region, including all sales and related customer and sales support infrastructure. He will also lead the Company's growing integrated services business in North America. Mr. Kempt joined the Company in 1994 as a regional account manager and has held numerous roles in sales and service management. Most recently, Mr. Kempt served as Vice President of North American Sales and Service Operations, in which he was responsible for leading the North American sales operation in the regional bank and national account segments, as well as the North American services operation, consisting of integrated services, maintenance services, software services and the implementation systems teams.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
January 28, 2013	By:	/s/ Bradley C. Richardson
		Name:	Bradley C. Richardson
		Title:	Executive Vice President and Chief Financial Officer